Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, James D. Burchetta, Co-Chairman and Chief Executive Officer, and David M. Rainey, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The quarterly report on Form 10-QSB for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Debt Resolve, Inc.

Dated November 19, 2007

/s/ James D. Burchetta
James D. Burchetta Co-Chairman and Chief Executive Officer

/s/ David M. Rainey
David M. Rainey Chief Financial Officer and Treasurer

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